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                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-8 No. 333-61712) and related Prospectus of National City Corporation dated April 15, 2004 pertaining to the National City Savings and Investment Plan and the National City Savings and Investment Plan No. 2 and to the incorporation by reference therein of our Report on Consolidated Financial Statements dated January 29, 2004, with respect to the Consolidated Financial Statements of National City Corporation and subsidiaries, and our Report on Internal Control dated January 29, 2004 with respect to management's assertion on internal control over financial reporting as of December 31, 2003 included in the Report of Management on Internal Control included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP



Cleveland, Ohio
April 13, 2004